EXHIBIT 23.1 - CONSENTS OF EXPERTS AND COUNSEL






                           Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-34090 and Forms S-8 Nos. 33-45120, 33-45121, and 33-45552 pertaining to the 1990
Non-Employee Directors' Stock Plan, the 1990 Stock Plan, and 1990 Volla and Dubbs Executive Compensation Agreements, respectively) of American Healthcare Management, Inc. and in the related Prospectuses of our report dated January 26, 1994, with respect to the consolidated financial statements and schedules of American Healthcare Management, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                  /s/Ernst & Young
                                                  Ernst & Young

Philadelphia, Pennsylvania
March 23, 1994


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